FOR  IMMEDIATE  RELEASE

For  More  Information:
Ronald  L.  Thigpen                     John  Marsh
Executive  Vice  President  and  COO    President
Southeastern  Bank  Financial  Corp.    Marsh  Communications  LLC
706-481-1014                            770-458-7553


                   Southeastern Bank Financial Corp. Reports
                          First Quarter 2008 Earnings

AUGUSTA, Ga., April 25, 2008 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta and Southern Bank & Trust, today reported quarterly net income of $2.6 million for the three months ended March 31, 2008, compared to $2.8 million in the first quarter of 2007. Diluted earnings per share for the first quarter of 2008 were $0.48, compared to $0.50 for the same period last year.

"As we expected, it was a difficult operating quarter for most banks, yet we managed through it and performed well compared to many of our peers," said R. Daniel Blanton, president and chief executive officer. "Despite the soft economy, we grew core deposits and loans, continued to expand our noninterest income at a solid rate, and maintained our overall asset quality.

"The year-over-year decrease in quarterly net income was the result of two factors," continued Blanton. "First, our decision to increase our loan-loss provision by $695,000, or 121 percent, from the first quarter of 2007; and second, the compression of our net interest margin from 3.61 percent in the first quarter of last year to 3.49 percent for the first quarter of 2008, in part a consequence of the Fed's interest rate campaign, which has seen the federal funds rate decrease three percentage points since September 2007."

Total assets at March 31, 2008, were $1.3 billion, an increase of $164.0 million from a year ago, and $58.6 million from December 31, 2007. Loans outstanding at the end of the first quarter were $927.0 million, an increase of 19.6 percent from March 31, 2007, and

5.0 percent from December 31, 2007. Total deposits were $1.0 billion at March 31, 2008, an increase of 16.2 percent from the same period a year ago and 6.7 percent from December 31, 2007.

Net interest income for the first quarter of 2008 was $10.3 million, up 13.4 percent from the same period a year ago. Noninterest income for the quarter was $3.9 million, an increase of 9.4 percent over the first quarter of 2007. Noninterest expense was $8.9 million in the first quarter of 2008, an increase of $1.1 million or 14.8 percent from a year ago, due mainly to costs associated with the recent opening of the company's two full-service branches in Aiken, S.C., the loan production office in Greenville, S.C., and the new operations center in Augusta.

Nonperforming assets at March 31, 2008, were 0.63 percent of total assets, compared to 0.23 percent at March 31, 2007, and 0.45 percent at December 31, 2007. Net charge-offs for the first quarter of 2008 totaled 0.03 percent of average loans, compared to 0.01 percent in the first quarter of 2007 and 0.14 percent in the fourth quarter of 2007. The company's allowance for loan losses was $12.8 million at March, 31, 2008, compared to $11.8 million at year-end 2007.

"Our asset quality continues to compare favorably to our peers; however, like most community banks, we are not immune to the real estate-related problems in our markets," said Blanton. "As such, we will continue to monitor our loan portfolio closely. The good news is that we have been able to absorb the uptick in nonperforming assets while keeping our charge-offs fairly low."

Return on average assets (ROA) was 0.86 percent for the first quarter of 2008, and return on average shareholders' equity (ROE) was 11.57 percent.

About Southeastern Bank Financial Corp.
Southeastern Bank Financial Corp. is the $1.3 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust

(SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

Safe Harbor Statement - Forward-Looking Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

                   SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                 Consolidated Balance Sheets


                                                               March 31,
                                                                 2008           December 31,
                      Assets                                  (Unaudited)           2007
                                                            --------------     ---------------
Cash and due from banks                                     $   21,261,332     $   24,557,517
Federal funds sold                                               8,027,000                  -
Interest-bearing deposits in other banks                           500,021            500,031
                                                            --------------     --------------
      Cash and cash equivalents                                 29,788,353         25,057,548

Investment securities
   Available-for-sale                                          254,658,980        245,428,825
   Held-to-maturity, at cost (fair values of
     $1,469,992 and $1,467,032, respectively)                    1,435,398          1,435,178

Loans held for sale                                             19,637,777         11,303,098

Loans                                                          907,387,448        871,439,789
   Less allowance for loan losses                              (12,807,996)       (11,800,163)
                                                            --------------     --------------
      Loans, net                                               894,579,452        859,639,626


Premises and equipment, net                                     33,180,769         32,612,246
Accrued interest receivable                                      6,783,282          7,416,257
Bank-owned life insurance                                       16,824,654         16,660,485
Restricted equity securities                                     5,814,681          5,059,781
Other assets                                                     8,837,002          8,366,957
                                                            --------------     --------------

                                                            $1,271,540,348     $1,212,980,001
                                                            ==============     ==============
        Liabilities and Stockholders' Equity

Deposits
   Noninterest-bearing                                      $  112,716,244     $  101,272,104
   Interest-bearing:
     NOW accounts                                              155,827,632        132,185,890
     Savings                                                   292,172,204        289,730,991
     Money management accounts                                  80,326,051         73,609,269
     Time deposits over $100,000                               260,080,160        243,500,864
     Other time deposits                                       114,838,322        111,867,272
                                                            --------------     --------------
                                                             1,015,960,613        952,166,390

Federal funds purchased and securities sold
  under repurchase agreements                                   62,270,512         81,165,423
Advances from Federal Home Loan Bank                            69,000,000         59,000,000
Other borrowed funds                                               700,000            500,000
Accrued interest payable and other liabilities                  11,261,268         10,390,373
Subordinated debentures                                         20,000,000         20,000,000
                                                            --------------     --------------
      Total liabilities                                      1,179,192,393      1,123,222,186
                                                            --------------     --------------
Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 5,433,614 and 5,433,614 shares issued in
    2008 and 2007, respectively; 5,421,319 and 5,425,182
    shares outstanding in 2008 and 2007, respectively           16,300,842         16,300,842
  Additional paid-in capital                                    39,359,355         39,517,286
  Retained earnings                                             36,159,034         34,228,272
  Treasury stock, at cost; 12,295 and 8,432 shares in
    2008 and 2007, respectively                                   (403,237)          (316,800)
  Accumulated other comprehensive gain, net                        931,961             28,215
                                                            --------------     --------------
      Total stockholders' equity                                92,347,955         89,757,815
                                                            --------------     --------------
                                                            $1,271,540,348     $1,212,980,001
                                                            ==============     ==============

            SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                       Consolidated Statements of Income

                                  (Unaudited)

                                                  Three Months Ended
                                                      March, 31,
                                               -----------  ------------
                                                  2008          2007
                                               -----------  ------------
Interest income:
  Loans, including fees                        $16,392,754  $15,503,670
  Investment securities                          3,261,374    2,611,334
  Federal funds sold                                64,813      366,082
  Interest-bearing deposits in other banks           5,822        6,490
                                               -----------  ------------
      Total interest income                     19,724,763   18,487,576
                                               -----------  ------------

Interest expense:
  Deposits                                       7,876,557    7,492,193
  Federal funds purchased and securities sold
    under repurchase agreements                    513,977      867,145
  Other borrowings                               1,069,480    1,074,739
                                               -----------  ------------
      Total interest expense                     9,460,014    9,434,077
                                               -----------  ------------

      Net interest income                       10,264,749    9,053,499

Provision for loan losses                        1,271,005      575,798
                                               -----------  ------------

      Net interest income after provision
        for loan losses                          8,993,744    8,477,701
                                               -----------  ------------

Noninterest income:
  Service charges and fees on deposits           1,670,589    1,397,016
  Gain on sales of loans                         1,259,962    1,284,278
  Gain / (loss) on sale of fixed assets              2,999      (51,932)
  Investment securities gains, net                  37,580       33,191
  Retail investment income                         288,799      323,239
  Trust service fees                               285,948      273,536
  Increase in cash surrender value of
    bank-owned life insurance                      164,169      164,802
  Miscellaneous income                             220,955      167,679
                                               -----------  ------------
      Total noninterest income                   3,931,001    3,591,809
                                               -----------  ------------

Noninterest expense:
  Salaries and other personnel expense           5,171,110    4,795,507
  Occupancy expenses                             1,025,349      760,344
  Other operating expenses                       2,724,112    2,215,003
                                               -----------  ------------
      Total noninterest expense                  8,920,571    7,770,854
                                               -----------  ------------

      Income before income taxes                 4,004,174    4,298,656

Income tax expense                               1,369,515    1,539,376
                                               -----------  ------------

      Net income                               $ 2,634,659  $ 2,759,280
                                               ===========  ============

Basic net income per share                     $      0.49  $      0.51
                                               ===========  ============

Diluted net income per share                   $      0.48  $      0.50
                                               ===========  ============

Weighted average common shares outstanding       5,417,388    5,433,639
                                               ===========  ============

Weighted average number of common and
  common equivalent shares outstanding           5,468,606    5,503,845
                                               ===========  ============